                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                 FOGDOG, INC.,
                           a California corporation

                           FOGDOG ACQUISITION CORP.,
                            a Delaware corporation

                            SPORTS UNIVERSE, INC.,
                            a Delaware corporation

                                      AND

                        CERTAIN PRINCIPAL STOCKHOLDERS
                                   OF TARGET

                                August 13, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                                       Page
                                                                                                       ----
ARTICLE I  THE MERGER.............................................................................      2

         1.1      The Merger......................................................................      2
                  ----------
         1.2      Closing; Effective Time.........................................................      2
                  -----------------------
         1.3      Effect of the Merger............................................................      2
                  --------------------
         1.4      Certificate of Incorporation; Bylaws............................................      2
                  ------------------------------------
         1.5      Directors and Officers..........................................................      3
                  ----------------------
         1.6      Effect on Capital Stock.........................................................      3
                  -----------------------
         1.7      Surrender of Certificates.......................................................      4
                  -------------------------
         1.8      No Further Ownership Rights in Target Capital Stock.............................      6
                  ---------------------------------------------------
         1.9      Lost, Stolen or Destroyed Certificates..........................................      6
                  --------------------------------------
         1.10     Tax Consequences................................................................      6
                  ----------------
         1.11     Exemption from Registration; Restricted Stock; Certificate Legends..............      6
                  ------------------------------------------------------------------
         1.12     Taking of Necessary Action; Further Action......................................      7
                  ------------------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET AND THE PRINCIPAL STOCKHOLDERS................      7

         2.1      Organization, Standing and Power................................................      8
                  --------------------------------
         2.2      Capital Structure...............................................................      8
                  -----------------
         2.3      Authority.......................................................................      9
                  ---------
         2.4      Financial Statements............................................................      9
                  --------------------
         2.5      Absence of Certain Changes......................................................      9
                  --------------------------
         2.6      Absence of Undisclosed Liabilities..............................................     10
                  ----------------------------------
         2.7      Litigation......................................................................     10
                  ----------
         2.8      Restrictions on Business Activities.............................................     10
                  -----------------------------------
         2.9      Governmental Authorization......................................................     10
                  --------------------------
         2.10     Title to Property...............................................................     11
                  -----------------
         2.11     Intellectual Property...........................................................     11
                  ---------------------
         2.12     Manufacturing and Marketing Rights..............................................     13
                  ----------------------------------
         2.13     Taxes...........................................................................     13
                  -----
         2.14     Employee Benefit Plans..........................................................     13
                  ----------------------
         2.15     Certain Agreements Affected by the Merger.......................................     13
                  -----------------------------------------
         2.16     Employee Matters................................................................     14
                  ----------------
         2.17     Interested Party Transactions...................................................     14
                  -----------------------------
         2.18     Insurance.......................................................................     14
                  ---------
         2.19     Compliance With Laws............................................................     14
                  --------------------
         2.20     Minute Books....................................................................     14
                  ------------
         2.21     Disclosure; Delivery of Relevant Documents; Complete Copies of Materials........     14
                  ------------------------------------------------------------------------
         2.22     Brokers' and Finders' Fees......................................................     15
                  ------------------------
         2.23     Vote Required; Affiliate and Stockholder Agreement; Irrevocable Proxies.........     15
                  -----------------------------------------------------------------------
         2.24     Board Approval..................................................................     15
                  --------------

         2.25     Material Contracts..............................................................     15
                  ------------------
         2.26     No Breach of Material Contracts.................................................     16
                  -------------------------------
         2.27     Material Third Party Consents...................................................     16
                  -----------------------------
         2.28     Representations Complete........................................................     16
                  ------------------------
         2.29     Year 2000.......................................................................     16
                  ---------
         2.30     Products Liability..............................................................     17
                  ------------------
         2.31     Service Provider Agreements.....................................................     17
                  ---------------------------
         2.32     Customers and Suppliers.........................................................     18
                  -----------------------
         2.33     Accounts Receivable.............................................................     18
                  -------------------
         2.34     Inventory.......................................................................     18
                  ---------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB.............................     19

         3.1      Organization, Standing and Power................................................     19
                  --------------------------------
         3.2      Capital Structure of Acquiror...................................................     19
                  -----------------------------
         3.3      Authority.......................................................................     19
                  ---------
         3.4      Financial Statements of Acquiror................................................     20
                  --------------------------------
         3.5      Absence of Undisclosed Liabilities..............................................     20
                  ----------------------------------
         3.6      Representations Complete........................................................     20
                  ------------------------
         3.7      Board and Stockholder Approvals.................................................     20
                  -------------------------------
         3.8      Broker's and Finders' Fees......................................................     20
                  -------------------------
         3.9      Litigation......................................................................     21
                  ----------
         3.10     Key Employees of Target.........................................................     21
                  -----------------------

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME....................................................     21

         4.1      Conduct of Business of Target and Acquiror......................................     21
                  ------------------------------------------
         4.2      Conduct of Business of Target...................................................     21
                  -----------------------------
         4.3      No Solicitation.................................................................     24
                  ---------------
ARTICLE V ADDITIONAL AGREEMENTS...................................................................     24

         5.1      Preparation of Disclosure Statement.............................................     24
                  -----------------------------------
         5.2      Meeting of Target Stockholders..................................................     25
                  ------------------------------
         5.3      Access to Information...........................................................     25
                  ---------------------
         5.4      Confidentiality.................................................................     26
                  ---------------
         5.5      Public Disclosure...............................................................     26
                  -----------------
         5.6      Consents; Cooperation...........................................................     26
                  ---------------------
         5.7      Stockholder Agreement/Irrevocable Proxies/Stockholder Representation Agreements.     26
                  -------------------------------------------------------------------------------
         5.8      Legal Requirements..............................................................     26
                  ------------------
         5.9      Blue Sky Laws...................................................................     26
                  -------------
         5.10     Assignment of Repurchase Rights.................................................     27
                  -------------------------------
         5.11     Employees.......................................................................     27
                  ---------
         5.12     Treatment as Reorganization.....................................................     27
                  ---------------------------
         5.13     Reasonable Efforts and Further Assurances.......................................     27
                  -----------------------------------------
         5.14     Disclosure Schedule Supplement..................................................     27
                  ------------------------------

ARTICLE VI CONDITIONS TO THE MERGER...............................................................     28

         6.1      Conditions to Obligations of Each Party to Effect the Merger....................     28
                  ------------------------------------------------------------
         6.2      Additional Conditions to Obligations of Target..................................     28
                  ----------------------------------------------
         6.3      Additional Conditions to the Obligations of Acquiror and Merger Sub.............     29
                  -------------------------------------------------------------------

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.....................................................     32

         7.1      Termination.....................................................................     32
                  -----------
         7.2      Effect of Termination...........................................................     33
                  ---------------------
         7.3      Expenses........................................................................     33
                  --------
         7.4      Extension; Waiver...............................................................     33
                  -----------------
         7.5      Amendment.......................................................................     34
                  ---------

ARTICLE VIII ESCROW AND INDEMNIFICATION...........................................................     34

         8.1      Escrow Fund.....................................................................     34
                  -----------
         8.2      Indemnification.................................................................     34
                  ---------------
         8.3      Damage Threshold................................................................     36
                  ----------------
         8.4      Escrow Period...................................................................     36
                  --------------
         8.5      Claims upon Escrow Fund.........................................................     36
                  -----------------------
         8.6      Objections to Claims............................................................     37
                  --------------------
         8.7      Resolution of Conflicts; Arbitration............................................     38
                  ------------------------------------
         8.8      Stockholders' Agent.............................................................     39
                  ------------------
         8.9      Actions of the Stockholders' Agent..............................................     39
                  ---------------------------------
         8.10     Third-Party Claims..............................................................     40
                  ------------------
         8.11     Sole Remedy; Waiver of Rights...................................................     40
                  -----------------------------

ARTICLE IX GENERAL PROVISIONS.....................................................................     40

         9.1      Survival at Effective Time......................................................     40
                  --------------------------
         9.2      Notices.........................................................................     41
                  -------
         9.3      Interpretation..................................................................     41
                  --------------
         9.4      Counterparts....................................................................     42
                  ------------
         9.5      Attorneys Fees..................................................................     42
                  --------------
         9.6      Entire Agreement; Nonassignability; Parties in Interest.........................     42
                  -------------------------------------------------------
         9.7      Severability....................................................................     42
                  ------------
         9.8      Remedies Cumulative.............................................................     42
                  -------------------
         9.9      Governing Law...................................................................     42
                  -------------
         9.10     Rules of Construction...........................................................     43
                  ---------------------

                                   SCHEDULES
                                   ---------

Acquiror Disclosure Schedule

    Section 3.10          Key Employees of Target

Target Disclosure Schedule

    Section 2.2           Capital Structure
    Section 2.10          Target Real Property
    Section 2.11          Target Intellectual Property
    Section 2.25          List of Material Contracts
    Section 2.27          Material Third Party Consents

Schedule 6.3(c)           Additional Required Consents
Schedule 6.3(r)           Sports Universe Debt

                                   EXHIBITS
                                   --------

Exhibit A            -    Certificate of Merger
Exhibit B            -    Exchange Ratio
Exhibit C            -    Target Stockholder List
Exhibit D            -    Stockholder Agreement, including form of Irrevocable
                           Proxy
Exhibit E            -    Stockholder Representation Agreement
Exhibit F            -    Escrow Agreement
Exhibit G            -    Form of Employment Agreement
Exhibit H            -    Form of Consulting Agreement
Exhibit I            -    Acquiror's Legal Opinion
Exhibit J            -    Target's Legal Opinion
Exhibit K            -    FIRPTA Notice

                     AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of August 13, 1999, by and among Fogdog, Inc., a California corporation ("Acquiror"), Fogdog Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), Sports Universe, Inc., a Delaware corporation ("Target"), Edmond Routhier and Shawn Sharp, each an individual and principal stockholder of Target (the "Principal Stockholders").

                                   RECITALS

          A. The Boards of Directors of Target, Merger Sub and Acquiror believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Acquiror combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

          B. The Boards of Directors of Target, Merger Sub and Acquiror agree that the fair market value of Acquiror Common Stock as of the date hereof is $0.22 per share.

          C. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target ("Target Capital Stock") shall be converted into the right to receive shares of common stock of Acquiror ("Acquiror Common Stock"), at the rate set forth herein and each outstanding right to acquire capital stock of Target shall be converted into the right to receive Acquiror Common Stock at the rate set forth herein.

          D. Target, the Principal Stockholders, Merger Sub and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

          E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) of the Code.

          F. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, the Target Stockholders who are stockholders, officers or directors have on the date hereof entered into an agreement to vote the shares of Target's Capital Stock owned by such persons to approve the Merger and against any competing proposals.

          G. Concurrent with the execution of this Agreement and as an inducement to the Principal Stockholders to enter into this Agreement, Acquiror has entered into a letter agreement with Edmond Routhier (the "Employment Agreement") and a letter agreement with Shawn Sharp (the "Consulting Agreement") pursuant to which each has agreed to perform certain services for Acquiror as set forth therein and may be entitled to receive as partial consideration for such services and for their shares of Target Common Stock an option to purchase certain Performance Option Shares (as defined therein, the "Performance Option Shares").

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I


                                  THE MERGER
                                  ----------

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the
                             ---------
applicable provisions of the Delaware General Corporations Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation, with the end result that Target shall be a wholly-owned subsidiary of Acquiror. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The holders of Target capital stock at the Effective Time are sometimes referred to herein as the "Target Stockholders."

     1.2  Closing; Effective Time. The closing of the transactions contemplated
          -----------------------
hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Acquiror.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

               (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation and such Bylaws.

     1.5  Directors and Officers. At the Effective Time, the directors of Merger
          ----------------------
Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock. By virtue of the Merger and without any
          -----------------------
action on the part of Acquiror, Target or the holders of any of Target's securities:

             (a) Conversion of Target Capital Stock. The maximum number of
                 ----------------------------------
shares of Acquiror Common Stock to be issued in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock
(including shares owned by Acquiror, the "Merger Shares") shall be equal to 400,000 shares (as such number may be appropriately adjusted for stock splits, stock dividends and other subdivisions and combinations of
Acquiror Common Stock subsequent to the date hereof) less a pro rata portion of such shares which corresponds to the number of Dissenting
Shares (as defined below). No adjustment shall be made in the number of
Merger Shares as a result of any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding warrants to acquire Target Capital Stock. Subject to the terms and conditions of this Agreement and the Certificate of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital Stock, at the
Effective Time, each share of Target Common Stock and any Target
Preferred Stock issued and outstanding immediately prior to the Effective
Time (other than shares to be cancelled pursuant to Sections 1.6(b) and
1.6(c) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Delaware Law ("Dissenting Shares")) shall be converted and exchanged for the right to receive such percentage of Merger Shares as shall be determined in accordance with Exhibit B hereof (the "Exchange Ratio"). For purposes of determining the
---------
consideration for shares of Target Capital Stock exchanged pursuant to this Agreement, the parties hereto acknowledge and agree that the fair market value of Acquiror Common Stock on the date hereof is $0.22 per share.

             (b) Termination of Unexercised Convertible Securities of Target. At the Effective Time, each option, warrant or other convertible security which is exercisable for, or convertible into shares of Target Capital Stock which has not been exercised or converted prior to the Effective Time shall be terminated and shall not be assumed by Acquiror, including, without limitation, any stock options granted to employees, consultants and suppliers of Target and any Series A Preferred Stock Warrants.

             (c)  Cancellation of Target Capital Stock Owned by Target. At the
                  ----------------------------------------------------
Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

             (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be
                 -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

             (e) Conversion of Merger Sub Capital Stock. Each share of common
                 --------------------------------------
stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

             (f) Dissenters' Rights. Any Dissenting Shares shall not be
                 ------------------
converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this Section 1.6 and the Certificate of Merger less the number of shares allocable to such stockholder that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 1.7(b) and Article VIII hereof and the number of Merger Shares shall be correspondingly increased by the same amount by which it was reduced at the time that such shares became Dissenting Shares pursuant to the first sentence of Section 1.6(a).

     1.7  Surrender of Certificates.
          -------------------------

             (a) Acquiror to Provide Common Stock. At the Closing, Acquiror
                 --------------------------------
shall deliver to Target the Merger Shares in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII, which Acquiror Common Stock shall be issuable to the persons and in the amounts set forth on Exhibit C, and Target will deliver certificates representing at least 90% (at
---------
the Closing) of the issued and outstanding shares of Target Capital Stock to Acquiror properly endorsed for transfer.

             (b) Exchange Procedures. Upon surrender of a certificate or
                 -------------------
certificates which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock (a "Certificate") for cancellation at the Closing or to such agent or agents as may be appointed by Acquiror, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing ten percent (10%) of the Merger Shares (other than shares issuable upon exercise of outstanding options or warrants) which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. The shares distributed to the Escrow Agent shall be shares that are not subject to any repurchase rights by Target. The portion of the Escrow Fund contributed on behalf of each stockholder of Target shall be in proportion to the aggregate Acquiror Common Stock to which such holder would otherwise be entitled to receive under Section 1.6(a) hereof. The shares distributed to the Escrow Agent shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

          (c) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(c)) with respect to such shares of Acquiror Common Stock.

          (d) Transfers of Ownership.  If any certificate for shares of Acquiror
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          (e) Dissenting Shares. The provisions of this Section 1.7 shall also
              -----------------
apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

          (f) Fractional Shares.  No fraction of a share of Acquiror Common
              -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock pursuant to Section 1.6(a) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by $0.22, the fair market value of a share of Acquiror Common Stock on the date hereof.

          (g) No Liability.  Notwithstanding anything to the contrary in
              ------------
this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Conditions to Receiving Acquiror Common Stock. Notwithstanding the
              ---------------------------------------------
foregoing provisions of this Section 1.7 or any other provision of this Agreement or any agreement executed in connection herewith, neither Acquiror, Merger Sub nor the Exchange Agent shall have any obligation to make available shares of Acquiror Common Stock to any holder of Target Capital Stock who has not either first (y) executed a Stockholder Agreement, substantially in the form attached hereto as Exhibit D (a "Stockholders' Agreement") or (z) executed a
                   ---------
Stockholder Representation Agreement, substantially in the form attached hereto as Exhibit E (a "Stockholders' Representation Agreement").
   ---------

     1.8  No Further Ownership Rights in Target Capital Stock. All shares of
          ---------------------------------------------------
Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time.

     1.9  Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.11 Exemption from Registration; Restricted Stock; Certificate Legends The
          ------------------------------------------------------------------
shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(2) thereof and corresponding provisions of state securities laws. The shares of Acquiror Common Stock issued pursuant to this Agreement shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in limited circumstances.

          Each certificate evidencing shares of Acquiror Common Stock to be issued pursuant to Article I shall bear a legend substantially similar to the following legend, in addition to any appropriate legend which may be required by state securities laws (which may be affixed to such certificates in the reasonable discretion of Acquiror):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER RULE 144(K) OF THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO FOGDOG, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Acquiror and the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target, Acquiror and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.


                                  ARTICLE II


                   REPRESENTATIONS AND WARRANTIES OF TARGET
                   ----------------------------------------
                         AND THE PRINCIPAL STOCKHOLDERS
                         ------------------------------

          In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of prospects, operations of such entity and its subsidiaries, taken as a whole.

          In this Agreement, any reference to a party's "knowledge" means knowledge after due and diligent inquiry of such party's officers, directors and other employees of such party reasonably believed to have knowledge of such matters and, with respect to representations regarding the knowledge of Target, expressly includes, without limitation, the knowledge of the Principal Stockholders.

          Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target and the Principal Stockholders represent and warrant to Acquiror as follows:

     2.1  Organization, Standing and Power. Target is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Target does not own and never has owned directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, subsidiary, partnership, joint venture or other business association or entity.

     2.2  Capital Structure. The authorized capital stock of Target consists of
          -----------------
25,000,000 shares of Common Stock, all of which were issued and outstanding as of the close of business on the date hereof. Target has not authorized or issued any shares of preferred stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof other than pursuant to certain Series A Preferred Stock Warrants (hereinafter referred to as the "Series A Preferred Warrants") (which rights will be waived or terminated prior to the Closing). All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound, except that certain Restricted Stock Purchase Agreements which are set forth in
Section 2.2 of the Target Disclosure Schedule contain rights of first refusal.
Section 2.2 of the Target Disclosure Schedule sets forth all of the Target securityholders and the number of shares (or rights to purchase such shares) of Target Capital Stock held by each of them on the date hereof (such portion of Section 2.2 of the Target Disclosure Schedule being hereinafter referred to as the "Target Capitalization Table"). Except for (i) the rights created pursuant to this Agreement, (ii) the rights created pursuant to any Series A Preferred Warrant (which rights will be waived or terminated prior to the Closing), and
(iii) Target's right to repurchase any unvested shares under any stock purchase agreement or stock purchase warrant, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend, modify or enter into any such option, warrant, call, right, commitment or agreement. The consummation of the Merger shall not cause an acceleration in the vesting or lapse of any restriction or right of any of Target's securities. Except as set forth in Section 2.2 of the Target Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its securityholders and (ii) to the Target's knowledge, between or among any of Target's securityholders. True and complete copies of all agreements and instruments relating to stock purchases have been provided to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Acquiror. All outstanding shares of Target Capital Stock were issued in compliance with all applicable federal and state securities laws.

     2.3  Authority. Target has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.3(p). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     2.4 Financial Statements. Target has delivered to Acquiror its unaudited
         --------------------
financial statements for the fiscal year ended December 31, 1998, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) as at, and for the four-month period ended April 30, 1999 (collectively, the "Financial Statements"). Except as set forth in Section
2.4 of the Target Disclosure Schedule, and except for the fact that unaudited financial statements do not have notes thereto, to Target's knowledge, the Financial Statements have been prepared in accordance with standard accounting procedures and practices applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with standard accounting procedures and practices, consistently applied.

     2.5  Absence of Certain Changes. Since April 30, 1998 (the "Target Balance
          --------------------------
Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target; (ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock, except repurchases of its capital stock pursuant to existing agreements with Target's employees and consultants and as otherwise expressly set forth in the capitalization table included in
Section 2.2 of the Target Disclosure Schedule; (v) any material contract entered into by Target, or any material amendment or termination of, or default under, any material contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Target;
(vii) other than in the ordinary course of business consistent with past practice, any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors or employees or
(viii) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.6  Absence of Undisclosed Liabilities. Target has no obligations or
          ----------------------------------
liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for in the Balance Sheet included in the Financial Statements as of the Target Balance Sheet Date (the "Target Balance Sheet") or as set forth in Section 2.6 of the Target Disclosure Schedule.

     2.7  Litigation. There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to Target's knowledge, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to Target's knowledge, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target or that now or in the future may prohibit or impair the conduct of the business of Target. Target has no litigation of any kind pending against another party.

     2.8  Restrictions on Business Activities. There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon Target which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as currently proposed to be conducted by Target.

     2.9  Governmental Authorization. Target has obtained and maintains in full
          --------------------------
force and effect each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity required for the lawful conduct and operations of Target's business except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

     2.10 Title to Property. Target has good and marketable title to all of its
          -----------------
properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business). With respect to leased properties and assets, Target has valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.
Section 2.10 of the Target Disclosure Schedule identifies each parcel of real property owned or leased by Target.

     2.11 Intellectual Property.
          ---------------------

          (a) Target owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used in the business of Target as currently conducted or as currently proposed to be conducted by Target. Target has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

          (b) Section 2.11 of the Target Disclosure Schedule lists (i) all patents and patent applications and all trademarks, trade names and service marks, copyrights, internet domain names (in each case, whether or not registered), and any applications therefor, included in the Intellectual Property and all licenses, sublicenses and other agreements pursuant to which any person is authorized to use any Intellectual Property, and (ii) all licenses, sublicenses and other agreements pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product.

          (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of any third party to the extent licensed by or through Target by Target, the Principal Stockholders, any employee, agent or consultant or independent contractor of Target or any former employee, agent or consultant or independent contractor of Target, to the extent that the actions of any of such individuals could result in liability to the Company. To Target's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target by any third party, including the Principal Stockholders, any employee, agent or consultant or independent contractor of Target or any former employee, agent or consultant or independent contractor of Target, to the extent that the actions of any of such individuals could result in liability to the Company or diminish the value of the Company's Intellectual Property rights. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (f) Target has secured valid written assignments from all consultants and employees and other service providers who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law. Each service provider of Target has executed a Confidentiality and Assignment of Inventions Agreement substantially in the form delivered to Acquiror or its counsel. Target is not aware that any of its employees or consultants is in violation thereof, and Target will use reasonable efforts to prevent any such violation.

          (g) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Neither Target, nor its employees, agents, consultants, independent contractors or the Principal Stockholders (to the extent that the actions of any of such individuals could result in liability to the Company) has misused, disclosed or misappropriated Confidential Information owned by any third party and Target has no knowledge that any third party has misused, disclosed or misappropriated Confidential Information owned by Target.

          (h) Target has obtained valid assignments for any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Target which are necessary for the conduct of its business.

          (i) Prior to the Closing Date, there was no unauthorized use, infringement or misappropriation of any internet domain name by Target, the Principal Stockholders, any employee, agent or consultant or independent contractor of Target or any former employee, agent or consultant or independent contractor of Target, to the extent that the actions of any of such individuals could result in liability to the Company.

     2.12 Manufacturing and Marketing Rights. Target has not granted rights to
          ----------------------------------
any of its products or services except as listed in Section 2.9 of the Target Disclosure Schedule and has the exclusive right to develop, manufacture, assemble, distribute, market, or sell its products and services.

     2.13 Taxes. Target and any consolidated, combined, unitary or aggregate
          -----
group for Tax (as defined below) purposes of which Target is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Target has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of Target is currently being asserted against Target other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Target and currently in effect, and (iv) no agreement, contract or arrangement to which Target is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G (other than agreements or arrangements for which stockholder approval meeting the requirements of Section 280G(b)(5)(B) will be obtained prior to the Closing) or 404 of the Code. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and Returns required to be filed with respect to Taxes.

     2.14 Employee Benefit Plans.
          ----------------------

          Target does not have and has never had or maintained a material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     2.15 Certain Agreements Affected by the Merger.  Neither the execution and
          -----------------------------------------
delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.16 Employee Matters. Target is not aware of any facts or circumstances
          ----------------
which could reasonably be expected to give rise to a private or governmental claim or action arising for the violation of any State or Federal employment law, including but not limited to any such laws respecting discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, unemployment compensation, disability insurance and social security. Target has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. No employee of Target whom Acquiror has identified in Section 3.10 of the Acquiror Disclosure Schedule as an employee that Acquiror would like to retain following the Merger (individually, a "Key Employee" and collectively, the "Key Employees") has given notice to Target, nor is Target otherwise aware, that any such employee intends to terminate his or her employment with Target. There are no written employment or separation agreements, or oral employment or separation agreements other than those establishing an "at-will" employment relationship between Target and any of its employees. Target does not have any obligation (a) to provide any particular form or period of notice prior to termination except such obligations as are imposed by law generally or (b) to pay any of such employees any severance benefits in connection with their termination of employment service. In addition, no severance pay will become due to any Target employees or other service providers in connection with the Merger, as a result of any Target agreement, plan or program.

     2.17 Interested Party Transactions. Target is not indebted to any director,
          -----------------------------
officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target.

     2.18 Insurance. Target has complied with all workers compensation laws in
          ---------
any relevant jurisdiction, has obtained all insurance required thereby, and has paid all premiums and fees required to be paid in respect of such insurance. Except for the foregoing, Target has no policies of insurance of any kind, including, without limitation, general comprehensive liability insurance, key man insurance and directors' and officers' liability insurance.

     2.19 Compliance With Laws. Target has complied with, is not in violation
          --------------------
of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

     2.20 Minute Books. The minute books of Target made available to Acquiror
          ------------
contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.21 Disclosure; Delivery of Relevant Documents; Complete Copies of
          --------------------------------------------------------------
Materials. Target acknowledges the receipt of a letter from Acquiror dated July
----------
7, 1999 requesting due diligence materials in connection with this Agreement and the Merger (the "Due Diligence Request"). Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel pursuant to the Due Diligence Request or otherwise in connection with their legal and accounting review of Target and the documents delivered to Acquiror constitute all relevant documents requested by the Due Diligence Request and any supplemental due diligence request. Neither this Agreement nor any other information, statements or certificates made, provided or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     2.22 Brokers' and Finders' Fees. Target has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.23 Vote Required; Affiliate and Stockholder Agreement; Irrevocable
          ---------------------------------------------------------------
Proxies. The affirmative vote of the holders of a majority of the shares of
-------
Target Capital Stock outstanding on the record date set for the Target Stockholders Meeting (as defined below) is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.24 Board Approval. The Board of Directors of Target has unanimously (i)
          --------------
approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

     2.25 Material Contracts. Except for the material contracts described in
          ------------------
Section 2.25 of the Target Disclosure Schedule (collectively, the "Material Contracts"), Target is not a party to or bound by any material contract, including without limitation:

          (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

          (b) any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $20,000 over the life of the contract;

          (c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

          (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

          (e) any contract for capital expenditures in excess of $20,000 in the aggregate;

          (f) any contract limiting the freedom of the Target to engage in any line of business or to compete or which requires Target to maintain the confidentiality of any proprietary information of any third party or any other material confidentiality, secrecy or non-disclosure contract;

          (g) any contract pursuant to which the Target is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $50,000 over the life of the contract;

          (h) any contract with any person with whom the Target does not deal at arm's length within the meaning of the Internal Revenue Code; or

          (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

     2.26 No Breach of Material Contracts. The Target has performed all of the
          -------------------------------
obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

     2.27 Material Third Party Consents. Section 2.27 of the Target Disclosure
          -----------------------------
Schedule includes every contract which, if no novation occurs to make Acquiror a party thereto or if no consent to assignment is obtained, would have a material adverse effect on Acquiror's ability to operate the business in the same manner as the business was operated by Target prior to the Effective Time.

     2.28 Representations Complete. None of the representations or warranties
          ------------------------
made by Target herein or in any schedule hereto, including any section of the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.29  Year 2000. To Target's knowledge, the software and hardware required
           ---------
to operate the Sports Universe web site and all computer software products that are owned by Target, exclusively licensed to Target, licensed, sold or otherwise distributed to others by Target or are otherwise required for the conduct of its business ("Software") are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean, with respect to any such Software, the ability of such Software to perform the following date-related functions:

                    (i) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

                    (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

                    (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and

                     (iv) store and provide output of date information in ways that are unambiguous as to century.

     2.30  Products Liability. There are no known defects in the design or
           ------------------
technology embodied in any product which Target or an of its subsidiaries markets or has marketed in the past that impair or are likely to impair the intended use of the product or injure any consumer of the product or third party, except that warranty claims may arise in the normal course of business for products shipped prior to the Effective Time in an aggregate amount of no more than the warranty reserves established on the Target Balance Sheet Date. There are no claims against Target, fixed or contingent, asserting (a) any damage, loss or injury caused by any product or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product other than standard warranty obligations (to replace, repair or refund) made by Target in the ordinary course of business, except for those claims that, if adversely determined against Target, would not have a material adverse effect on the business condition of Target. As used herein, "product" shall mean any products manufactured, designed, developed, distributed, sold, re-sold, customized or serviced by Target.

     2.31  Service Provider Agreements. No service provider of Target is in
           ---------------------------
violation of any term of any employment agreement with Target (whether written or verbal) or any contract or agreement relating to the relationship of any such service provider with Target or to Target's knowledge, any other party (including prior employers), nor is any service provider of Target in violation of any term of any judgment, decree or order, because of the nature of, and resulting in a material adverse effect upon, the business condition or future prospects of Target. To Target's knowledge, no service provider of Target is in violation of any employment agreement (whether written or verbal) with any other party. Each current service provider of Target has executed a proprietary information and inventions agreement (or similar agreement) with Target in the form then being used by Target, which forms have been previously delivered to Acquiror by Target. Target has the rights to any and all Intellectual Property Rights developed by each former service provider of Target while such provider was providing services to Target. To the extent Target has ever utilized consultants or independent contractors, each consultant or independent contractor has executed a written agreement, validly assigning to Target his or her rights in and to all copyrights and works of authorship relating to products, services or technology designed, developed, manufactured, licensed, sold, marketed or serviced by Target and its business to the extent that the failure to obtain such written agreements is material to the business condition or future prospects of Target and none of Target's service providers is in violation thereof. None of Target's service providers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Target or that would materially conflict with Target's business as conducted or as proposed to be conducted or that would prevent any such service provider from assigning inventions to Target.

     2.32  Customers and Suppliers. No customer which individually accounted for
           -----------------------
more than 1% of Target's gross revenues during the 12-month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

     2.33 Accounts Receivable. Subject to any reserves set forth in the
          -------------------
Financial Statements, the accounts receivable shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on realization of the receivables.

     2.34  Inventory. The inventories shown on the Financial Statements or
           ---------
thereafter acquired by Target, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since the Target Balance Sheet Date, Target has continued to replenish inventories in a normal and customary manner consistent with past practices. Target has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since the Balance Sheet Date, due provision was made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of the Target Balance Sheet Date, the inventory of Target in the distribution channel does not exceed an aggregate of $25,000 and Target has no commitments to purchase inventory in an amount that exceeds $25,000.

                                  ARTICLE III


           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
           ---------------------------------------------------------

          Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub, jointly and severally, represent and warrant to Target as follows:

     3.1  Organization, Standing and Power. Each of Acquiror and its
          --------------------------------
subsidiaries (including Merger Sub) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries (including Merger Sub) has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Neither Acquiror nor any of its subsidiaries (including Merger Sub) is in violation of any of the provisions of its corporate charter or Bylaws or equivalent organizational documents.

     3.2  Capital Structure of Acquiror. The authorized capital stock of
          -----------------------------
Acquiror consists of 60,000,000 shares of Common Stock, no par value per share, and 30,060,426 shares of Preferred Stock, no par value per share, consisting of 2,813,046 shares of Series A Preferred Stock, 9,678,700 shares of Series B Preferred Stock and 17,568,680 shares of Series C Preferred Stock of which there were issued and outstanding as of the close of business on August 9, 1999, 7,549,217 shares of Common Stock, 2,679,268 shares of Series A Preferred Stock, 9,678,700 shares of Series B Preferred Stock and 17,447,058 shares of Series C Preferred Stock. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable.

     3.3  Authority. Acquiror and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or Certificate of Incorporation or Bylaws of Merger Sub, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror or Merger Sub or the consummation by Acquiror or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror or Merger Sub and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

     3.4  Financial Statements of Acquiror. Acquiror has made available to
          --------------------------------
Target the financial statements of Acquiror, including the notes thereto, for the fiscal year ended December 31, 1998 and for the five-month period ended May 31, 1999 (the "Acquiror Financial Statements"). The Acquiror Financial Statements are complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     3.5  Absence of Undisclosed Liabilities. Neither Acquiror nor Merger Sub
          ----------------------------------
have any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet dated May 31, 1999 of Acquiror (the "Acquiror Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.

     3.6  Representations Complete. None of the representations or warranties
          ------------------------
made by Acquiror or Merger Sub herein or in any schedule hereto, including any section of the Acquiror Disclosure Schedule, or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.7  Board and Stockholder Approvals. The Board of Directors of each of
          -------------------------------
Acquiror and Merger Sub has approved this Agreement and the Merger. The approval of the shareholders of Acquiror for this Agreement and the Merger is not required. Acquiror, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger.

     3.8  Broker's and Finders' Fees. Neither Acquiror nor Acquisition Sub has
          --------------------------
incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.9  Litigation. There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending as to which Acquiror has received any written notice of assertion against Acquiror which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     3.10  Key Employees of Target. Acquiror has set forth in Section 3.10 of
           -----------------------
the Acquiror Disclosure Schedule all of the Key Employees of Target.

                                  ARTICLE IV


                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

     4.1  Conduct of Business of Target and Acquiror. During the period from the
          ------------------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of business, and of any event which could have a Material Adverse Effect. Each of Target and Acquiror agrees not to take any action which would interfere with Acquiror's ability to account for the Merger as a pooling of interests.

     4.2  Conduct of Business of Target. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Target Disclosure Schedule or as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, without the prior written consent of Acquiror:

               (a) Charter Documents. Cause or permit any amendments to its
                   -----------------
Certificate of Incorporation or Bylaws;

               (b) Dividends; Changes in Capital Stock. Declare or pay any cash
                   -----------------------------------
dividends on or make any other distributions in cash in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any preferred stock, or issue or authorize the issuance of other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it, provided, however, that, notwithstanding the foregoing clause, issuances of
--------  -------
shares of Target

Common Stock to holders of Series A Preferred Warrants in the course of obtaining waivers of rights granted pursuant to such warrants or to holders of debt classified as "Related Party Debt" ("Related Party Debt") or "Unrelated Party Debt" ("Unrelated Party Debt") as set forth on Schedule 6.3(r) hereof in consideration of the forgiveness or satisfaction of such debt are expressly permitted, if such shares have been previously authorized by Target under Delaware law prior to the date hereof;

          (c) Material Contracts. Enter into any material contract or
              ------------------
commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

          (d) Issuance of Securities. Issue, deliver or sell or authorize or
              ----------------------
propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities; provided, however, that, notwithstanding the foregoing clause, issuances of shares of Target Common Stock to holders of Series A Preferred Warrants in the course of obtaining waivers of rights granted pursuant to such warrants or to holders of Related Party Debt or Unrelated Party Debt in consideration of the forgiveness or satisfaction of such debt are expressly permitted, if such shares have been previously authorized by Target under Delaware law prior to the date hereof;

          (e) Intellectual Property. Transfer to any person or entity any rights
              ---------------------
to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (f) Exclusive Rights. Enter into or amend any agreements pursuant to
              ----------------
which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (g) Dispositions. Sell, lease, license or otherwise dispose of or
              ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except for sales of products in the ordinary course;

          (h) Leases.  Enter into any operating lease in excess of $10,000;
              ------

          (i) Payment of Obligations.  Pay, discharge or satisfy in an amount in
              ----------------------
excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements, (iii) the discharge of all Related Party Debt as required by Section 6.3(r) hereof, provided, however, that not
                                                 --------  -------
more than $35,000 in cash of Target on August 6, 1999 or received by Target or Acquiror from orders placed through the Closing Date, less cancellations and returns, ("Cash on Hand") shall be used to repay liabilities of any kind owed to Shawn Sharp nor shall any Cash on Hand be used to repay any other Related Party Debt; (iv) the discharge of any Unrelated Party Debt as required by Section 6.3(r) hereof; and (v) such payments as are necessary to obtain waivers of rights granted pursuant to the Series A Preferred Stock Purchase Warrants;

          (j)  Capital Expenditures. Make any capital expenditures, capital
               --------------------
additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (k)  Termination or Waiver. Terminate or waive any right of
               ---------------------
substantial value, other than in the ordinary course of business;

          (l)  Employee Benefit Plans; New Hires; Pay Increases. Adopt any
               ------------------------------------------------
employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director or, other than in the ordinary course consistent with past practice, increase the salaries or wage rates of its employees;

          (m)  Severance Arrangements. Grant any severance or termination pay
               -----------------------
(i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (n)  Lawsuits. Commence a lawsuit other than (i) for the routine
               --------
collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (o)  Acquisitions. Acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

          (p)  Taxes. Other than in the ordinary course of business, make or
               -----
change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return other than Target's corporate Tax Return for the year ended December 31, 1998, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q)  Notices. Target shall give all notices and other information
               -------
required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under applicable law in connection with the transactions provided for in this Agreement;

          (r)  Revaluation. Revalue any of its assets, including without
               -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (s)  Other.  Take or agree in writing or otherwise to take, any of the
               -----
actions described in Sections 4.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

     4.3  No Solicitation.  Until the earlier of the Effective Time or the
          ---------------
termination of this Agreement pursuant to Article VII hereof, Target and the officers, directors, employees or other agents of Target will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any acquisition of or investment in Target or (ii) engage in negotiations with, or disclose any nonpublic information relating to Target to, or afford access to the properties, books or records of Target to, any person that has advised Target that it may be considering making, or that has made, a proposal to acquire an interest in Target. Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any acquisition of or investment in Target. Target will promptly notify Acquiror after receipt of any offer for Target or any notice that any person is considering making an offer for Target or any request for nonpublic information relating to Target or for access to the properties, books or records of Target by any person that has advised Target that it may be considering making, or that has made, an offer for Target and will keep Acquiror fully informed of the status and details of any such offer for Target notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such offer for Target notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------


     5.1  Preparation of Disclosure Statement. As soon as practicable after the
          -----------------------------------
execution of this Agreement, Target shall cooperate with Acquiror in the preparation of a disclosure statement for Target's stockholders to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby (the "Disclosure Statement"), which Target shall distribute to each of the holders of its stock listed in the Target Capitalization Table dated as of the Closing by U.S. Mail with proof of mailing, such Disclosure Statement to be mailed no later than 10 days prior to the Target Stockholders Meeting (as defined in Section 5.2 below). Target acknowledges that the disclosure statement sent out to certain Target Stockholders on or about July 28, 1999 via email does not constitute the Disclosure Statement for purposes of this Agreement. The Disclosure Statement to Target's stockholders shall constitute a private placement memorandum for the offer and issuance of the Merger Shares. Target shall use its reasonable commercial efforts to cause the Disclosure Statement to comply with applicable federal and state securities laws requirements. Acquiror agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of Acquiror or its counsel, may be required or appropriate for inclusion in the Disclosure Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Acquiror's counsel and auditors in the preparation of the Disclosure Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Disclosure Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Disclosure Statement shall contain the recommendation of the Board of Directors of Target that Target's stockholders approve the Merger and this Agreement and the conclusion of the Target Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Disclosure Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

     5.2  Meeting of Target Stockholders.
          ------------------------------

          Target shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Target Stockholders Meeting"), including, without limitation, giving written notice of such meeting at least 10 days prior to such meeting (such notice to be sent by U.S. Mail with proof of mailing) to each of the holders of its stock listed in the Target Capitalization Table dated as of the Closing, or to secure the written consent of all of such holders no later than September 7, 1999. Target shall consult with Acquiror regarding the date of the Target Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Stockholders Meeting without the consent of Acquiror. Target shall use its best efforts to solicit from stockholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger. Target acknowledges that the meeting of its stockholders held on July 30, 1999 (and any postponement or adjournment thereof) does not constitute the Target Stockholders Meeting for purposes of this Agreement. Target may cancel the Target Stockholders' Meeting if it receives Irrevocable Proxies (as defined below) and written consents to the Merger (in a form agreed to by Acquiror, acting reasonably) from the holders of at least 95% of Target Capital Stock as of the Closing Date.

     5.3  Access to Information.
          ---------------------

          (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records, (ii) senior management of Target for the purpose of preparing a business plan, and (iii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (d) Target shall cause Target's accountants to cooperate with Acquiror in auditing the financial statements of Target's business, including but not limited to, executing any and all representation or other letters or agreements reasonably required by Acquiror's accountants.

     5.4  Confidentiality. The parties acknowledge that Acquiror and Target have
          ---------------
previously executed a non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     5.5  Public Disclosure. Target shall consult with Acquiror before issuing
          -----------------
any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such statement or disclosure without the prior approval of Acquiror (which approval shall not be unreasonably withheld). Notwithstanding the foregoing, this section shall not be construed to prohibit Target from informing its securityholders of the nature and terms of the Merger in connection with obtaining their consent to the Merger or any waiver necessary to consummate the Merger.

     5.6  Consents; Cooperation. Each of Acquiror and Target shall promptly
          ---------------------
apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with all proceedings under or relating to any federal or state antitrust or fair trade law.

     5.7  Stockholder Agreement/Irrevocable Proxies/Stockholder Representation
          --------------------------------------------------------------------
Agreements. Target shall use its best efforts, on behalf of Acquiror, to cause
----------
(i) all affiliates of Target and (ii) holders of 90% or more of the sum of all shares of Target Capital Stock to execute and deliver to Acquiror a Stockholder Agreement and an Irrevocable Proxy in the form attached thereto as Exhibit A (an
                                                                   ---------
"Irrevocable Proxy") concurrently with the execution of this Agreement. Target shall use its best efforts to deliver or cause to be delivered to Acquiror, concurrently with the execution of this Agreement (and in each case at least three (3) days prior to the Effective Time) from each of the securityholders of Target who has not executed a Stockholder Agreement, an executed Stockholder Representation Agreement.

     5.8  Legal Requirements. Each of Acquiror and Target will, and will cause
          ------------------
their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.9  Blue Sky Laws. Acquiror shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the

Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock and options and warrants in connection with the Merger.

     5.10 Assignment of Repurchase Rights.
          -------------------------------

          All outstanding rights of Target which it may hold immediately prior to the Effective Time to repurchase unvested shares of Target Common Stock (the "Repurchase Options") shall be assigned to Acquiror in the Merger and shall thereafter be exercisable by Acquiror upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

     5.11 Employees. Edmond Routhier will enter into the Employment Agreement,
          ---------
which shall be substantially in the form attached as Exhibit G hereto and shall
                                                     ---------
provide for his employment with Acquiror on an at-will basis as Director of Action Sports, subject to the other terms set forth therein. Shawn Sharp will enter into the Consulting Agreement , which shall be substantially in the form attached as Exhibit H hereto and shall provide for his retention as an
            ---------
independent contractor (and not an employee) for up to eighty (80) hours, subject to the other terms set forth therein. Employees of Target other than the Principal Stockholders will be invited to apply for open positions at Acquiror, but will not be given preference in hiring decisions over other candidates for such positions.

     5.12 Treatment as Reorganization. Neither Target nor Acquiror shall
          ---------------------------
knowingly take any action prior to or following the Closing that would cause the merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.13 Reasonable Efforts and Further Assurances. Each of the parties to this
          -----------------------------------------
Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.14 Disclosure Schedule Supplement. From time to time prior to the Closing
          ------------------------------
Date, with the written consent of Acquiror, Target may supplement or amend the Target Disclosure Schedule with respect to any matter arising after the date of this Agreement which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Target Disclosure Schedule or which is necessary to correct any information in the Target Disclosure Schedule or in any representation or warranty of Target which has been rendered inaccurate by such after-occurring event. Notwithstanding any other provision of this Agreement, if the Closing occurs, the Target Disclosure Schedule, as amended and supplemented through the Closing Date, with the written consent of Acquiror, shall be deemed to be the Target Disclosure Schedule for all purposes of this Agreement, and no claim for breach of this Agreement or indemnification hereunder may be made with respect to any inaccuracy on the initial Target Disclosure Schedule or any supplement or amendment thereto which has been corrected in the Target Disclosure Schedule as amended or supplemented through the Closing Date. Acquiror hereby consents to Target amending Section
2.2 of the Target Disclosure Schedule by attaching an updated Target Capitalization Table that is current as of the Closing Date showing any additional Target Common Stock issued to holders of Series A Preferred Warrants in the course of obtaining waivers of rights granted pursuant to such warrants or to holders of Related Party Debt or Unrelated Party Debt in consideration of the forgiveness or satisfaction of such debt, if such updated Target Capitalization Table does not include any Target Stockholder whose name was not set forth on the Target Capitalization Table attached to this Agreement on the date hereof.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER
                           ------------------------

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a)  No Injunctions or Restraints; Illegality. No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

               (b)  Governmental Approval. Acquiror and Target and their
                    ---------------------
respective subsidiaries (including, in the case of Acquiror, Merger Sub) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws.

               (c)  Escrow Agreement. Acquiror, Target, Escrow Agent and the
                    ----------------
Stockholder's Agent (as defined in Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit F.
                                                                 ---------

     6.2  Additional Conditions to Obligations of Target. The obligations of
          ----------------------------------------------
Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

          (a)  Representations, Warranties and Covenants. Except as disclosed in
               -----------------------------------------
the Acquiror Disclosure Schedule dated the date of this Agreement, (i) the representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Certificate of Acquiror and Merger Sub.  Target shall have been
              --------------------------------------
provided with a certificate executed on behalf of Acquiror and Merger Sub by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                    (i) except as disclosed in the Acquiror Disclosure Schedule dated the date of this Agreement, all representations and warranties made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall be true and correct in all respects); and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

          (c) Legal Opinion.  Target shall have received a legal opinion from
              -------------
Acquiror's legal counsel substantially in the form of Exhibit I hereto.
                                                      ---------

          (d) Employment Agreement. Acquiror shall have entered into the
              --------------------
Employment Agreement, which shall be substantially in the form attached hereto as Exhibit G.
   ---------

          (e) Consulting Agreement. Acquiror shall have entered into the
              --------------------
Consulting Agreement, which shall be substantially in the form attached hereto as Exhibit H.
   ---------

     6.3  Additional Conditions to the Obligations of Acquiror and Merger Sub.
          -------------------------------------------------------------------
The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror and Merger Sub:

          (a) Representations, Warranties and Covenants. Except as disclosed in
              -----------------------------------------
the Target Disclosure Schedule (as updated through the date of this Agreement with the consent of Acquiror), (i) the representations and warranties of Target and the Principal Stockholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, without giving effect to any supplement or amendment to the Target Disclosure Schedule, and (ii) Target and the Principal Stockholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b)  Certificate of Target and the Principal Stockholders. Acquiror
               ----------------------------------------------------
shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer and by the Principal Stockholders to the effect that, as of the Effective Time:

                    (i) except as set forth in the Target Disclosure Schedule (as updated through the date of this Agreement with the consent of Acquiror), all representations and warranties made by Target and the Principal Stockholders under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall be true and correct in all respects); and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by Target and the Principal Stockholders on or before such date have been so performed.

          (c)  Third Party Consents. Acquiror shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth in Section 2.27 of the Target Disclosure Schedule or Schedule 6.3(c) hereof.

          (d)  Injunctions or Restraints on Merger and Conduct of Business.  No
               -----------------------------------------------------------
proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e)  Legal Opinion.  Acquiror shall have received a legal opinion from
               -------------
Target's legal counsel, in substantially the form of Exhibit J.
                                                     ---------

          (f)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the condition, (financial or otherwise), properties, technology rights, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and Acquiror shall be satisfied with its due diligence investigation of Target's business.

          (g)  Stockholder Agreements; Stockholder Representation Agreements.
               -------------------------------------------------------------
Acquiror shall have received from holders of at least 90% of shares of Target Capital Stock an executed Stockholder Agreement in substantially the form attached hereto as Exhibit D. At the time of the Closing, no more than 5% of the
                   ---------
Target Stockholders shall have not executed either a Stockholder Agreement or a Stockholder Representation Agreement.

          (h)  FIRPTA Certificate. Target shall, prior to the Closing Date,
               ------------------
provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit K attached hereto, which states that shares
                             ---------
of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) and substantially in the form of Exhibit K attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

          (i)  Resignation of Directors and Officers. The directors and officers
               -------------------------------------
of Target in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Target effective as of the Effective Time.

          (j)  Employment and Non-Competition Agreement. Edmond Routhier shall
               ----------------------------------------
have entered into the Employment Agreement, which shall be substantially in the form attached hereto as Exhibit G.
                        ---------

          (k)  Consulting Agreement.  Shawn Sharp shall have entered into the
               --------------------
Consulting Agreement, which shall be substantially in the form attached hereto as Exhibit H.
   ---------

          (l) Certificates of Good Standing.  Target shall, prior to the Closing
              -----------------------------
Date, provide Acquiror with certificates from the Secretary of State and the Franchise Tax Board of the State of Delaware dated no earlier then five business days prior to closing as to, respectively, Target's corporate good standing and payment of all applicable taxes. Prior to the Closing Date, Target shall also provide Acquiror with certificates from the Secretary of States of Texas and California as to Target's good standing as a foreign corporation doing business in the states of Texas and California, respectively.

          (m)  Board Approval. Acquiror's Board shall have approved the
               --------------
transaction.

          (n)  Investment Banker Opinion. Acquiror shall have received an
               -------------------------
opinion from its banker that the closing of this Agreement will not unfavorably impact the timing and succession of an offering for Acquiror.

          (o)  Securityholder Approval. This Agreement, the Escrow Agreement and
               -----------------------
the Certificate of Merger shall have been approved and adopted by the affirmative vote of the holders of at least 90% of Target's Capital Stock and the holders of not more than 5% of the issued and outstanding shares of Target Capital Stock shall have exercised their appraisal rights pursuant to Section 262 of the Delaware Law.

          (p)  Proprietary Agreements. All of Target's service providers as of
               ----------------------
the Closing Date shall have entered into Acquiror's standard proprietary information and inventions agreement.

          (q) Waiver of Warrant Rights. Any rights to purchase or receive securities of Acquiror, Merger Sub or Target granted pursuant to certain Series A Preferred Warrants issued by Target shall have been waived or terminated in their entirety.

          (r)  Discharge of Debt.
               -----------------

               (i) Target shall have discharged all Related Party Debt, provided, that not more than $35,000 in Cash on Hand may be used to discharge
--------
liabilities of any kind owed to Shawn Sharp and no Cash on Hand may be used to discharge any other Related Party Debt; and

               (ii) Target shall have discharged all Unrelated Party Debt other than such Unrelated Party Debt as shall not exceed $415,000.00, excluding (i) up to $22,000 of debt owed pursuant to the lease for Dell Computer Corporation equipment with Dana Commercial Credit, #515385 and (ii) up to $15,000 of debt relating to the purchase of inventory from Arnette Optics Inc., provided that any additional cash from all other sales and inventory of Target is transferred to Acquiror at the Closing;

          (s)  Exemption from Registration Requirements.  The shares of Acquiror
               ----------------------------------------
Common Stock to be issued to Stockholders of Target pursuant to Article I hereof shall be exempt from registration under (i) the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and (ii) corresponding provisions of state securities laws.

          (t)  Due Diligence Review. Acquiror shall have completed to its
               --------------------
satisfaction a due diligence review of the financial and legal information delivered to Acquiror by Target and such review shall not have disclosed a material item which has not previously been disclosed to Acquiror.

          (u)  Abandonment of Certain Domain Names. Target shall abandon any
               -----------------------------------
internet domain names currently employed by Target that reflects the name of an individual (living or dead) or tradename or trademark of another individual or entity.

          (v)  Obtain Certain Assignments. Target shall have obtained valid
               --------------------------
written assignments from Priscilla Hayes, Rodrigo Diaz and In Vision of the rights to any contributions to the creation or development of Intellectual Property.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     7.1  Termination. At any time prior to the Effective Time, whether before
          -----------
or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated:

               (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

          (b) by either Acquiror or Target, if the Closing shall not have occurred on or before September 8, 1999 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement) or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (c) by Acquiror, if (i) Target shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall have been breached in any respect) and such breach shall not have been cured within ten
(10) business days of receipt by Target of written notice of such breach provided that the right to terminate this Agreement by Acquiror under this
Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) if any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or if for any reason Target fails to call and hold the Target Stockholders Meeting by September 7, 1999;

          (d) by Target, if Acquiror shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall have been breached in any respect) and such breach shall not have been cured within ten
(10) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in breach of this Agreement;

     7.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Expenses. Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

     7.4  Extension; Waiver. At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     7.5  Amendment. The parties hereto may cause this Agreement to be amended
          ---------
at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the Target Stockholders shall not (i) alter or change the amount or kind of consideration to be received in exchange for the Target Capital Stock or (ii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the Target Stockholders other than the Principal Stockholders.


                                 ARTICLE VIII


                          ESCROW AND INDEMNIFICATION
                          --------------------------

     8.1  Escrow Fund. As soon as practicable after the Effective Time, ten
          -----------
percent (10%) of the Merger Shares (the "Escrow Shares") shall be registered in the name of, and be deposited with State Street Bank and Trust Company of California, N.A. (or other entity selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit F. The Escrow Fund shall be available to compensate Acquiror
          ---------
pursuant to the indemnification obligations of the stockholders of Target. The portion of the Escrow Fund contributed on behalf of each stockholder of Target shall be in proportion to the aggregate Acquiror Common Stock to which such holder would otherwise be entitled to receive under Section 1.6(a) hereof. In addition to the Escrow Shares, the Principal Stockholders shall deposit the Performance Option Shares they receive under the Employment Agreement or the Consulting Agreement (as applicable) in the Escrow Fund upon purchase of such shares and, except as indicated otherwise herein, such shares shall be governed by the terms set forth herein applicable to the Escrow Shares. Distribution of Escrow Shares and Performance Option Shares to Acquiror as compensation for Damages shall be made as provided below in Sections 8.5, 8.6 and 8.7.

     8.2  Indemnification.

               (a) The Target Stockholders will indemnify and hold harmless Acquiror and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror within the meaning of the Securities Act of 1933, as amended, (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees and any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages") arising out of any misrepresentation or breach of or default in or nonfulfillment of or in connection with any of the representations, warranties, covenants and agreements given or made by Target or the Principal Stockholders in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement.

          (b) Notwithstanding the foregoing, the Target Stockholders shall be jointly liable for Damages up to the limit of the value of the Escrow Shares and any Damages recovered pursuant to this Article VIII shall be paid from the Escrow Shares prior to recovery from any other source. With respect to claims made for Damages in excess of the value of the Escrow Shares, each Target Stockholder shall be liable only to the extent of the value of his or her pro rata amount of Damages paid pursuant to any Officer's Certificate (such pro rata amount to be based upon, and (except for the Principal Stockholders) limited to a maximum of his or her pro rata amount of the Merger Shares), irrespective of relative fault for such Damages paid. If the Merger Shares have been sold by any Target Stockholder or are otherwise unavailable to compensate the Indemnified Persons for Damages, the Indemnified Persons shall have recourse to the personal assets of the Target Stockholders whose Merger Shares are unavailable up to the value of such Target Stockholder's respective Merger Shares, as determined in accordance with Section 8.5(b) hereof. The Principal Stockholders shall each be personally liable for 50% of any Damages in excess of the value of the Merger Shares recovered or any cash value recovered in lieu of the Merger Shares. The value of any Escrow Shares, Merger Shares or Performance Option Shares shall be determined in accordance with Section 8.5(b) hereof.

          (c) The Escrow Fund shall be security for, but not a limitation upon, the indemnity obligations of the Target Stockholders, subject to the limitations in this Agreement. The Performance Option Shares shall be additional security for, but not a limitation upon, the indemnity obligations of the Principal Stockholders as indicated herein.

          (d) No investigation made by or on behalf of Acquiror with respect to Target and the Principal Stockholders shall be deemed to affect Acquiror's reliance on the representations, warranties, covenants and agreements made by Target and the Principal Stockholders contained in this Agreement and shall not be a waiver of Acquiror's rights to indemnity as herein provided for the breach or inaccuracy of, or failure to perform or comply with, any of Target's or the Principal Stockholders' representations, warranties, covenants or agreements under this Agreement. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing. No performance or execution of this Agreement in whole or in part by any party hereto, no course of dealing between or among the parties hereto or any delay or failure on the part of any party in exercising any rights hereunder or at law or in equity, and no investigation by any party hereto shall operate as a waiver of any rights of such party.

          (e) Nothing in this Agreement shall be construed as limiting in any way the remedies that may be available to a party in the event of fraud relating to the representations, warranties, agreements or covenants made by any other party in this Agreement.

          (f) The Principal Stockholders shall have liabilities and obligations for Damages (as defined herein) under this Article VIII only with respect to claims submitted or notice of claims provided during the time period of survivability of the specific representation, warranty, covenant or agreement as set forth herein. Notwithstanding the expiration date of the representations, warranties, covenants and agreements set forth herein, if Acquiror shall notify the Escrow Agent with respect to the submission of a claim during the time period of survivability of such representation, warranty, covenant or agreement in conformity with the terms of the Escrow Agreement, each party's liability or obligation for Damages shall continue in full force and effect until those claims timely made are finally settled.

          (g) Notwithstanding that Acquiror has participated in drafting the Target Disclosure Schedule, Target and the Principal Stockholders shall nonetheless remain fully liable (except to the extent that recovery against certain individuals may be limited by other provisions of this Article VIII) for any violation of the representations and warranties contained in Article II hereof, regardless of whether or not Acquiror or the Merger Sub or any agent or officer thereof had knowledge (actual or imputed) of any violation of such representations or warranties prior to the date hereof by virtue of such participation. The Indemnified Persons shall be able to rely on the specific disclosures made in the Target Disclosure Schedule as the only exceptions to the representations and warranties set forth in Article II hereof.

     8.3  Damage Threshold.   Notwithstanding the foregoing, Acquiror may not
          ----------------
receive any distribution from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 8.5 below) identifying Damages the aggregate amount of which exceeds $5,000 have been delivered to a Stockholders Agent and the Escrow Agent as provided in Section 8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive a distribution of Escrow Shares and/or Performance Option Shares equal in value to the full amount of Acquiror Damages.

     8.4  Escrow Period. The escrow period (the "Escrow Period") shall terminate
          -------------
at 5:00 p.m. San Francisco Time upon the one year anniversary of the date on which the Effective Time occurs; provided, however, that a portion of the Escrow Shares and the Performance Option Shares, which in the judgment of Acquiror, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period ("Unresolved Claims"), shall remain in the Escrow Fund until such Unresolved Claims have been resolved. As soon as all Unresolved Claims have been resolved, the Escrow Agent shall deliver to all former Target Stockholders the remaining portion of the Escrow Fund and shall deliver to the Principal Stockholders the remaining portion of the Performance Option Shares. Deliveries of Escrow Shares to the Target Stockholders and deliveries of Performance Option Shares to the Principal Stockholders pursuant to this Section 8.4 shall be made in proportion to their respective original contributions to the Escrow Fund.

     8.5  Claims upon Escrow Fund.
          -----------------------

               (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate") specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares, Performance Option Shares or other assets held in the Escrow Fund having a value equal to such Damages, provided, however, that except in such instance where a Target Stockholder has
--------  -------
delivered cash in lieu of surrendering Escrow Shares pursuant to Section 8.5(c) below (in which instance such cash may be delivered alongside any Escrow Shares), the Escrow Agent shall deliver all of the Escrow Shares prior to delivering any Performance Option Shares or other assets held in the Escrow Fund. All shares of Acquiror Common Stock subject to such claims shall remain in the Escrow Fund until Damages are actually incurred or paid or the Acquiror determines in its reasonable good faith judgment and certifies to the Escrow Agent that no Damages will be incurred or paid (in which event such shares shall be distributed to the Target Stockholders in accordance with Section 8.4 above).

          (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Escrow Shares, the Merger Shares and the Performance Option Shares shall be valued at the greater of the fair market value on the date of certification of such claim pursuant to this section, as determined by the Board of Directors of Acquiror acting in good faith, or $2.00 per share, provided, however, that if such certification occurs after the initial public offering of the Acquiror's Common Stock (the Acquiror IPO"), the Escrow Shares, the Merger Shares and the Performance Option Shares shall be valued at the closing price on such date as quoted by the Wall Street Journal (or if such paper is not published on such date, the next preceding date of publication). Acquiror shall set forth such value in each Officer's Certificate identifying Damages. The Escrow Agent may rely on such certificate without inquiry and may assume that the value set forth therein has been determined in good faith in accordance with this Section 8.5(b).

          (c) Prior to the Acquiror IPO, if any Target Stockholder shall disagree with the fair market value of the Escrow Shares (or if any Principal Stockholder shall disagree with the fair market value of the Performance Option Shares) as determined by the Board of Directors of Acquiror and set forth in an Officer's Certificate as such, such Target Stockholder or Principal Stockholder (as applicable) may elect to pay all (but not less than all) of his or her respective portion of the Damages claimed in such Officer's Certificate in cash in lieu of surrendering Escrow Shares or Performance Option Shares. Any Target Stockholder electing to pay his or her respective Damages in cash must deliver such cash in immediately available funds to the Escrow Agent together with a letter indicating the purpose of such funds not later than 10 calendar days following the receipt of the Officer's Certificate relating to such Damages by either Stockholders' Agent. The date of receipt of any Officer's Certificate shall be determined in accordance with Section 9.2 hereof. If the Escrow Agent shall not receive such funds prior to such time, the Escrow Agent shall, at Acquiror's option, distribute such Target Stockholder's Escrow Shares, or such Principal Stockholder's Performance Option Shares, to the Indemnified Persons and shall return any funds received to such Target Stockholder or Principal Stockholder, as applicable. No interest shall accrue on any cash so delivered irrespective of the amount of time that such cash is held by the Escrow Agent.

     8.6  Objections to Claims. At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate certificate shall be delivered to the Stockholders' Agents and for a period of thirty (30) days after such receipt by the Escrow Agent, the Escrow Agent shall make no delivery of Escrow Shares or Performance Option Shares unless the Escrow Agent or Acquiror shall have received written authorization from a Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of Escrow Shares or Performance Option Shares, provided, that no such
                                                        --------
delivery may be made if a Stockholders' Agent shall object in a written statement to the claim made in the Acquiror Officer's Certificate, and such statement shall have been received by the Escrow Agent prior to the expiration of such thirty (30) day period.

     8.7  Resolution of Conflicts; Arbitration.
          ------------------------------------

          (a) In case a Stockholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days after receipt by the Escrow Agent or Acquiror of an objection by the Stockholders' Agent to respond in a written statement to the objection of the Stockholders' Agent.

          (b) If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If a Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. The Escrow Agent shall be entitled to rely on any such memorandum and shall deliver the Escrow Shares and/or the Performance Option Shares in accordance with the terms thereof.

          (c) If no such agreement can be reached after good faith negotiation, either Acquiror or a Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and a Stockholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in an Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Article VIII, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (d) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this section, in any arbitration hereunder in which any claim or the amount thereof stated in an Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target Stockholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     8.8 Stockholders' Agent.
         -------------------

          (a) In the event that the Merger is approved by the stockholders of Target, effective upon such approval and without further act of any Target Stockholder, Edmond Routhier and Shawn Sharp shall each be appointed and constituted as agents (each in such capacity, together with any successor thereto, a "Stockholders' Agent" and together in such capacity, the "Stockholders' Agents") for and on behalf of the Target Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. No bond shall be required of the Stockholders' Agents. Upon resignation, disability or death of either Stockholders' Agent, the holders of a majority in interest in the Escrow Fund (excluding the Performance Option Shares) may designate a successor Stockholders' Agent who shall succeed to all of the rights and privileges of the former Stockholders' Agent; provided that any successor must be a Target Stockholder and, provided further, that such successor may be selected only with the prior written consent of Acquiror, which consent may not be unreasonably withheld. Notices or communications to or from either of the Stockholders'
                                               ------
Agents shall constitute notice to or from each of the Target Stockholders. In the event of any conflict between communications from the Stockholders Agents, the Company shall be entitled to rely on the communications of either Stockholders' Agent, in the Company's sole discretion.

          (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Stockholders shall severally indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents or either of them and arising out of or in connection with the acceptance or administration of their duties hereunder.

          (c) The Stockholders' Agents shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing their duties and exercising their rights hereunder, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     8.9 Actions of the Stockholders' Agent. A decision, act, consent or
         ----------------------------------
instruction of either Stockholders' Agent shall constitute a decision of all Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Stockholder and the other Stockholders' Agent, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of either Stockholders' Agent as being the decision, act, consent or instruction of each and every such Target Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of either Stockholders' Agent.

     8.10 Third-Party Claims. In the event Acquiror becomes aware of a
          ------------------
third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify a Stockholders' Agent of such claim, and the Stockholders' Agents and the Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of either Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that a Stockholders' Agent has consented to any such settlement, neither Stockholders' Agent shall have power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

     8.11 Sole Remedy; Waiver of Rights. Each party hereby acknowledges and
          -----------------------------
agrees that from and after the Effective Time, its sole and exclusive remedy with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII, except for claims of fraud. In furtherance of the foregoing, each party hereby waives, from and after the Effective Time, to the fullest extent permitted under applicable law, any and all claims, rights and causes of action (other than claims of fraud and claims arising under this Article VIII) it may have relating to this Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise. Nothing in this
Section 8.11 shall be construed to limit any claim which could be made for breach of any other agreement among the parties hereto, including, without limitation, the Stockholders' Agreement, the Stockholders' Representation Agreement, the Employment Agreement, the Consulting Agreement, the FIRPTA Certificate, the Escrow Agreement, the Promissory Note which may be delivered by Edmond Routhier in connection with the Employment Agreement, the Confidentiality Agreement, any Proprietary Information and Invention Agreement (or similar agreement) entered into with Target, Acquiror or the Surviving Corporation, or any legal opinion delivered in connection with this Agreement.

                                  ARTICLE IX

                              GENERAL PROVISIONS


     9.1 Survival at Effective Time. The representations and warranties set
         --------------------------
forth in Article II will survive until the expiration of the Escrow Period, except in the event of fraud, in which case they shall survive until the limit of any applicable statute of limitations. The representations and warranties set forth in Article III shall not survive the Closing. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.3 (Access to Information), Section 5.4 (Confidentiality), 5.7 (Stockholder Agreement/Irrevocable Proxies/Stockholder Representation Agreements), 5.16 (Reasonable Efforts and Further Assurances),
7.3 (Expenses and Termination Fees), 7.4 (Extension), Article VIII and this
Article IX shall survive the Effective Date and the Closing.

     9.2 Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given one business day following personal delivery or overnight delivery by commercial delivery service or if sent via facsimile (with confirmation of receipt), or three business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a) if to Acquiror or Merger Sub, to:

                         Fogdog, Inc.
                         500 Broadway
                         Redwood City, CA 94063
                         Attention:    General Counsel
                         Facsimile No.: (650) 980-2600
                         Telephone No.: (650) 980-2546

                         with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         2200 Geng Road
                         Two Embarcadero Place
                         Palo Alto, CA 94303
                         Attention:    David A. Makarechian, Esq.
                         Facsimile No.: (650) 496-2885
                         Telephone No.: (650) 424-0160

               (b) if to Target or to the Principal Stockholders, to:

                         Sports Universe, Inc.
                         13706 Research Boulevard, Suite 216
                         Austin, TX 78750
                         Attention:   Edmond Routhier
                         Facsimile No.: (650) 323-5576
                         Telephone No.: (650) 323-2100

                         with a copy to:

                         Wilson, Sonsini, Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, CA 94304
                         Attention:  Robert P. Latta
                         Facsimile No.: (650) 493-6811
                         Telephone No.: (650) 493-9300

     9.3 Interpretation. When a reference is made in this Agreement to Exhibits,
         --------------
such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5  Attorneys Fees. If any action at law or in equity is necessary to
          --------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     9.6  Entire Agreement; Nonassignability; Parties in Interest. This
          -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a) and (d)-(e), 1.7, 1.9-1.11, 5.10 and 5.12; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.7  Severability. In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.8  Remedies Cumulative. Except as otherwise provided herein, any and all
          -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.9  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the County of Santa Clara, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.10 Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, Target, Merger Sub, Acquiror and each of the Principal Stockholders have caused this Agreement and Plan of Reorganization to be executed and delivered by their respective officers and persons thereunto duly authorized, all as of the date first written above.

ACQUIROR:                     FOGDOG, INC.


                              By /s/ Timothy Harrington
                                --------------------------------------
                                Timothy Harrington
                                President, Chief Executive Officer


MERGER SUB:                   FOGDOG ACQUISITION CORP.


                              By /s/ Marcy von Lossberg
                                --------------------------------------
                                Marcy von Lossberg
                                Vice President


TARGET:                       SPORTS UNIVERSE, INC.


                              By /s/ Edmond Routhier
                                --------------------------------------
                                Edmond Routhier
                                President and Chief Executive Officer


PRINCIPLE STOCKHOLDERS:       EDMOND ROUTHIER


                              /s/ Edmond Routhier
                              ----------------------------------------


                              SHAWN SHARP


                              /s/ Shawn Sharp
                              ----------------------------------------